UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 15, 2011

Date of Report (date of earliest event reported)

FLAMERET, INC.

(Exact name of Registrant as specified in charter)

Wyoming	333-162022	27-0755877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1810 E. Sahara Ave Suite 1429

Las Vegas, NV 89104

(Address of principal executive offices)

Registrant’s telephone number, including area code: 877-861-0207

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On April 15, 2011 Board of Directors of the Company dismissed M&K CPAs PLLC as its registered independent public accounting firm.  On the same date the accounting firm of Sadler, Gibb & Associates, LLC was engaged as the Company’s new independent registered public accounting firm. The Board of Directors of the Company approved of the dismissal of M&K CPAs PLLC and the appointment of Sadler, Gibb & Associates, LLC as its independent auditor.

From the date of their appointment in August of 2009 through the date of  dismissal on April 15, 2011, there were no disagreements with M&K CPAs PLLC whether or not resolved, on any matter of accounting  principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to M&K CPAs PLLC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements. The audit report relating to the audit of Flameret, Inc.’s financial statements for the year ended August 31, 2010 and filed on December 14, 2010 indicated the auditors’ substantial doubt about the Company’s ability to continue as a going concern because, at those times, the Company had insufficient working capital.

(b) On April 15, 2011 the Company engaged Sadler, Gibb & Associates, LLC as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Sadler, Gibb & Associates, LLC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

 The Registrant has provided M&K with a copy of this Current Report on Form 8-K before it was filed and requested that M&K furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of M&K’s letter dated April 19, 2011 is filed as Exhibit 16 to this Current Report on Form 8-K.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    None

NO.        EXHIBITS

16.1	Letter from M&K CPAs PLLC, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flameret, Inc
Date: April 15, 2011	/s/ Christopher Glover
By: Christopher Glover
President and Director

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